Press Release

*FOR IMMEDIATE RELEASE*

NEW ENGLAND BANCSHARES, INC. ANNOUNCES
MERGER AGREEMENT WITH FIRST VALLEY BANCORP, INC.
(New England Bancshares also announces open market purchases to fund 2006 Equity Incentive Plan)

Enfield, Connecticut, November 21, 2006 — New England Bancshares, Inc. (Nasdaq GM: NEBS) announced today that it has signed a definitive merger agreement with First Valley Bancorp, Inc. (OTCBB: FVLY), Bristol, Connecticut, under which First Valley Bancorp will combine with New England Bancshares in a transaction valued at approximately $25.9 million. First Valley Bancorp is the holding company for Valley Bank, Bristol Connecticut. The transaction will increase New England Bancshares’ assets from $272.2 million at September 30, 2006 to approximately $460 million and increase its number of banking offices from eight to ten. Under the terms of the transaction, as described in more detail below, shareholders of First Valley Bancorp will be entitled to receive 0.8907 shares of New England Bancshares common stock and $9.00 in cash for each share of First Valley Bancorp common stock.

To continue Valley Bank’s success and allow it to expand its own operations, New England Bancshares will continue to operate Valley Bank as a separately chartered commercial bank subsidiary. In addition to retaining its own identity, Valley Bank will retain its own Board of Directors, management team, branches and employees. As part of the transaction, New England Bancshares will also infuse approximately $12.0 million of capital into Valley Bank to better position Valley Bank for future growth.

Based upon the $20.71 per share price, the consideration is approximately 244.5% of tangible book value and 27.4 times trailing twelve months earnings. New England Bancshares expects the transaction to be accretive to earnings per share in the first year of combined operations.

The merger is subject to certain conditions, including the approval of the shareholders of First Valley Bancorp and receipt of regulatory approvals.

David J. O’Connor, President and Chief Executive Officer of New England Bancshares stated, “We are very pleased to announce our agreement with First Valley Bancorp and believe that it will be one of the keys to our future success and give our institution a commercial banking presence in a desirable market. Our strategy of keeping Valley Bank as a separate commercial banking subsidiary with real autonomy and local decision making authority will allow them to continue what has made them a success and benefit our institution as a whole. We also will be able to utilize their commercial banking expertise at Enfield Federal Savings Bank, our other banking subsidiary. We look forward to continuing to emphasize the personal service and community banking focus that Enfield Federal’s and Valley Bank’s customers expect and appreciate.”

Robert L. Messier, Jr., President and Chief Executive Officer of First Valley Bancorp said, “We believe that this transaction is an excellent opportunity for our stockholders, customers, employees and the communities served by Valley Bank. It will allow our management and employees to keep growing our franchise, particularly with the new capital infusion. We will be able to preserve our identity and keep the day-to-day decision making at Valley Bank but now with greater capital and resources to prudently expand our presence in this market. I think we have created a structure which will enhance the ability of our dedicated employees to expand our customer base, products and services.”

Four members of First Valley Bancorp’s board of directors will join New England Bancshares’ board of directors. Additionally, two members of Enfield Federal Savings and Loan Association’s board of directors will join Valley Bank’s board of directors and two members of Valley Bank’s board of directors will join Enfield Federal Savings and Loan Association’s board of directors. The merger is expected to be completed in the second quarter of 2007.

In connection with this transaction, Keefe, Bruyette & Woods, Inc. acted as financial advisor to New England Bancshares and Ostrowski & Co., Inc. acted as financial advisor to First Valley Bancorp. Muldoon Murphy & Aguggia LLP represented New England Bancshares, while Tyler Cooper & Alcorn, LLP represented First Valley Bancorp.

In addition, New England Bancshares today announced that to fund the Company’s 2006 Equity Incentive Plan, a trust was recently established that will begin to purchase shares of the Company’s common stock in the open market with funds contributed by the Company. Purchases will be made from time to time at the discretion of the independent trustee of the trust and will amount up to 78,536 shares, or 1.47% of the Company’s issued and outstanding common stock. Stockholders approved the 2006 Equity Incentive Plan at the Company’s annual meeting in August.

The Company will also consider beginning the repurchase of its common stock when permitted under applicable regulations on December 28, 2006, the first anniversary of the completion of its second-step conversion.

New England Bancshares, Inc. is the holding company for Enfield Federal Savings and Loan Association. Enfield Federal Savings and Loan Association operates eight banking centers serving the communities of Enfield, Ellington, Manchester, Suffield, East Windsor and Windsor Locks, Connecticut. At September 30, 2006, New England Bancshares had total assets of $272.2 million.

First Valley Bancorp, Inc. is the holding company for Valley Bank. Valley Bank operates two offices in Bristol and Terryville, Connecticut and will open additional offices in Southington and Bristol before the end of 2006. At September 30, 2006, First Valley Bancorp had total assets of $184.8 million.

Forward-Looking Statements

       This news release contains certain forward-looking statements about the proposed merger of New England Bancshares and First Valley Bancorp. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating New England Bancshares and First Valley Bancorp, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which New England Bancshares and First Valley Bancorp are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that New England Bancshares files with the Securities and Exchange Commission.

Additional Information about the Merger and Where to Find It

Shareholders of First Valley Bancorp and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that New England Bancshares will file with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information about New England Bancshares, First Valley Bancorp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by New England Bancshares free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by New England Bancshares will be available free of charge from the Corporate Secretary of New England Bancshares at 855 Enfield Street, Enfield, Connecticut 06082, telephone (860) 253-5200. Read the proxy statement/ prospectus carefully before making a decision concerning the merger.

For further information contact:

David J. O’Connor
President and Chief Executive Officer
New England Bancshares, Inc.
(860) 253-5200

Robert L. Messier, Jr.
President and Chief Executive Officer
First Valley Bancorp, Inc.
(860) 582-8868